Consent of Independent Certified Public Accountants


First Investors Series Fund II, Inc.
95 Wall Street
New York, New York  10005

         We consent to the use in Post-Effective Amendment No. 10 to the Registration Statement on Form N-1A (File No. 33-46924) of our report dated November 30, 1995 relating to the October 31, 1995 financial statements of First Investors Series Fund II, Inc., which are included in said Registration Statement.



                                                     /s/Tait, Weller & Baker


                                                     TAIT, WELLER & BAKER


Philadelphia, Pennsylvania
January 5, 1996



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